KRONOS WORLDWIDE TO DISCUSS SECOND QUARTER 2011 RESULTS

DALLAS, TEXAS…July 20, 2011…Kronos Worldwide, Inc. (NYSE:KRO) will hold a conference call to discuss its second quarter 2011 financial results on Wednesday, August 3, 2011 at 9:00 a.m. CDT.  Second quarter results will be released to the public prior to the market opening that day.

Call in number for U.S. participants                                                  (800) 573-4842
Call in number for international participants                                   (617) 224-4327
Participant passcode                                                                           24337940

The conference call will be available via webcast and can be accessed from the investor relations section of the Company’s website at http://www.kronosww.com.

The conference call will be available for replay beginning immediately after the call on August 3, 2011 and ending August 10, 2011.

Call in number for the replay:
U.S. participants                                                                (888) 286-8010
International participants                                                 (617) 801-6888
Passcode                                                                             73590307

Kronos Worldwide, Inc. is a major international producer of titanium dioxide products.